SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                         FORM 8-K

                      CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): December
23, 1996



               AMERICAN GENERAL CORPORATION
    (Exact name of registrant as specified in charter)



       Texas                       1-7981                   74-0483432
  (State or other                  (Commission File     (IRS Employer
  jurisdiction of                  Number)             Identification
  incorporation)                                            Number)


     2929 Allen Parkway, Houston, Texas           77019
            (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:
(713) 522-1111

Item 5.     Other Events.

       American General Corporation (the "Company") and
       Home Beneficial Corporation ("Home Beneficial") issued a joint News Release dated December 23, 1996, announcing the signing of a definitive agreement under which the Company will acquire
       Home Beneficial for a total consideration of $665 million or $39.00 per share. The transaction, which is subject to approval by Home Beneficial's shareholders and requisite regulatory authorities, is expected to close at the end of the first quarter of 1997.

Item 7.     Financial Statements, Pro Forma Financial
Information  and Exhibits.

  (c)  Exhibits.

       Exhibit Number

       99   News Release dated December 23, 1996,
            announcing that the Company and Home
            Beneficial have signed a definitive
            agreement under which the Company will
            acquire Home Beneficial for a total
            consideration of $665 million or $39.00 per share.

                         SIGNATURE


       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN GENERAL CORPORATION



Dated: December 24, 1996           By:       /s/ JON P. NEWTON

                                        Jon P. Newton
                                        Vice Chairman and General Counsel

                       EXHIBIT INDEX



Exhibit
Number                                           Description


  99 News Release dated December 23, 1996, announcing that the Company and Home Beneficial have signed a definitive agreement under which the Company will acquire Home Beneficial for a total consideration of $665 million or $39.00 per share.